UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

The Wilber Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Wilber Corporation

245 Main Street
Oneonta, New York 13820

Notice of Annual Meeting and
Proxy Statement

Annual Meeting of Shareholders to be held April 25, 2008

with
2007 Annual Report on Form 10-K

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245 MAIN STREET ONEONTA, NY 13820-0430 TELEPHONE: (607) 432-1700

March 21, 2008

Dear Wilber Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of The Wilber Corporation to be held on Friday, April 25, 2008 at 10:00 a.m. (notice of which is enclosed).  The meeting will be held at the Holiday Inn Oneonta, 5206 State Highway 23, Oneonta, New York.

At this annual meeting, your Board is asking you to fix the number of Directors at ten (10) and nominate three (3) Directors to our Board.  The three Directors in Class III are up for election this meeting and include Mary C. Albrecht, David F. Wilber, III and Alfred S. Whittet.  Your Board unanimously requests your approval of the Director nominees. At the annual meeting, your Board is also asking you to approve The Wilber Corporation 2008 Omnibus Incentive Plan.

This year our annual meeting will again be held during usual weekday business hours, which we trust will provide a better opportunity for our investors and their advisors to attend and participate.  We hope that you can attend.

Thank you for your continued support.  Please mark, date and sign the enclosed proxy and return it promptly.

We look forward to seeing you at our Annual Meeting of Shareholders, which again will be held on April 25, 2008, at 10:00 a.m., at the Holiday Inn Oneonta, 5206 State Highway 23 in Oneonta.  Light refreshments will begin at 9:30 a.m.

Sincerely,

Brian R. Wright
Chairman of the Board

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THE WILBER CORPORATION
245 Main Street
Oneonta, New York 13820

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held April 25, 2008

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of The Wilber Corporation (the “Company”) will be held as follows:

Place:	Holiday Inn Oneonta
5206 State Highway 23
Oneonta, New York 13820

Date:	Friday, April 25, 2008

Time:	10:00 a.m.

The Annual Meeting will be held for the following purposes:

1.	To fix the number of Directors of the Company at ten (10);

2.	To elect three (3) Directors to each serve for a three-year term; and

3.	To vote on the approval of The Wilber Corporation 2008 Omnibus Incentive Plan.

Only shareholders of record at the close of business on March 10, 2008 are entitled to notice of, and to vote at, the Annual Meeting.

It is important that your shares are represented at the meeting.  Accordingly, please sign, date and mail the enclosed proxy in the enclosed postage-paid envelope, whether or not you plan to attend the meeting.  If you do attend the Annual Meeting, you may revoke your proxy and vote your shares in person.

By Order of the Board of Directors

Joseph E. Sutaris
Secretary

Oneonta, New York
March 21, 2008

The Wilber Corporation

245 Main Street
Oneonta, New York 13820
(607) 432-1700
___________

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
APRIL 25, 2008

Solicitation of Proxies

This Proxy Statement is being furnished to shareholders of The Wilber Corporation (the “Company”) in connection with the solicitation of proxies on behalf of the Company’s Board of Directors (the “Board”) to be used at the Annual Meeting of Shareholders.  The meeting will be held on Friday, April 25, 2008 at Holiday Inn Oneonta, 5206 State Highway 23, Oneonta, New York 13820 beginning at 10:00 a.m. (local time), and any adjournments thereof.

At the meeting, we will ask shareholders to:  (i) fix the number of Directors of the Company at ten (10); (ii) elect three (3) Directors to each serve for a three-year term; and (iii) approve the Company’s 2008 Omnibus Incentive Plan (the “Incentive Plan”).

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” FIXING THE NUMBER OF DIRECTORS OF THE COMPANY AT TEN (10); “FOR” THE THREE (3) NOMINEES FOR DIRECTOR DESCRIBED IN THIS PROXY STATEMENT; AND “FOR” THE APPROVAL OF THE INCENTIVE PLAN.

The Board is soliciting your proxy to vote at the meeting and at any adjournments of the meeting. Please complete the enclosed proxy card and return it in the enclosed return envelope as soon as possible.  Each of our shareholders has one vote for each share of common stock owned. In the election of Directors, a plurality of the votes cast is required.  This means that the nominees for each directorship who will receive the most votes will be elected.  Abstentions and broker non-votes will not be counted for or against any of the nominees and will have no effect on the outcome of this proposal. In the approval of the Incentive Plan, a majority of the votes cast is required.

Shareholders of record on March 10, 2008 are entitled to receive notice of the meeting and are entitled to vote at the meeting, or at an adjournment of the meeting.  This is known as the “Record Date.” As of the Record Date, there were 10,503,704 shares of the Company’s common stock, par value $.01 per share, issued and outstanding.

In this Proxy Statement, the terms “we,” “our,” “us,” or similar terms refer to the Company.  References in this Proxy Statement to the “Bank” refer to Wilber National Bank, our wholly owned subsidiary.

This Proxy Statement and accompanying Notice of Annual Meeting are first being mailed to shareholders on or about March 21, 2008.

IMPORTANT: PLEASE READ THIS PROXY STATEMENT CAREFULLY BEFORE YOU DECIDE HOW TO VOTE. THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING.  WE HAVE ENCLOSED A SELF-ADDRESSED ENVELOPE, WHICH YOU CAN USE TO RETURN YOUR PROXY CARD.  NO POSTAGE IS REQUIRED IF YOU MAIL THE ENVELOPE IN THE UNITED STATES.

Voting and Revocability of Proxies

If you sign and return a proxy card in the form that the Board is soliciting so we receive it before the polls close at the meeting, your votes will be cast as you have marked on the proxy card, unless you revoke your proxy before the polls close.  If you properly sign and return your proxy card but you do not mark on it how you want to vote on any matter, then the Board, as your proxy, will vote your shares in favor of: (i) fixing the number of Directors of the Company at ten (10); (ii) the nominees for Director named in this Proxy Statement and (iii) approving the Incentive Plan. We do not know of any other matters that shareholders may present for a vote at the meeting. If any shareholder properly presents any other matter for a vote, including a proposal to adjourn the meeting, the Board members indicated on the proxy card, as the holders of your proxy, may vote on those matters based on their judgment.

If you sign and return the enclosed proxy card, you may revoke it at any time before the polls are closed.  If you want to revoke your proxy, you must: (i) sign and deliver a written notice to the Secretary of the Company, at or before the meeting, dated after the date of your proxy stating that you want to revoke the proxy; (ii) sign and deliver to the Secretary of the Company, at or before the meeting, another proxy card relating to the same shares with a later date; or (iii) attend the meeting and vote in person.  Attending the meeting does not automatically revoke a proxy unless you also take one of the three actions described in the prior sentence.  Any written notice revoking a proxy must be delivered to Joseph E. Sutaris, Secretary, The Wilber Corporation, 245 Main Street, P.O. Box 430, Oneonta, New York 13820.

Quorum. If 5,251,853 shares of our common stock are present in person or represented by proxy at the meeting, there will be a quorum, which will allow the meeting to commence.  Once a quorum is present, the meeting can continue even if some shareholders leave the meeting.  If a shareholder is present in person or by proxy but abstains from voting any shares, or if a broker submits a proxy for shares but does not vote those shares, then the shares are counted as present for purposes of determining a quorum. Shareholder votes will be tabulated by the persons appointed by the Board to act as inspectors of election of the meeting.

Required Vote.  Directors are elected by a plurality of the votes cast, meaning that the nominees for each directorship who receive the most votes will be elected. Abstentions and broker non-votes will not be counted for or against any of the nominees and will have no effect on the outcome of this proposal. Regarding the proposal to approve the Incentive Plan, a majority of the votes cast is required.

A majority vote of the shares outstanding and entitled to vote, represented in person or by proxy is required to approve the other proposals described in this Proxy Statement and any other matter, which may be presented for a vote at the meeting.  Each share is entitled to one vote for each Director being elected.

Director Nominations by Shareholders. Our Bylaws provide that, at an annual meeting, a shareholder may nominate a person for election as a Director only if advance notice of intent to nominate the person and certain additional information as described in the Company’s Bylaws is mailed or delivered to the Secretary of the Company.  The notice must be received by the Company at least 14 but not more than 50 days before the date of the meeting (or at least 7 days in advance of the meeting if less than 21 days notice of the meeting is given). The notification shall contain the following information to the extent known to the notifying shareholders: (i) the name and address of each proposed nominee; (ii) the age of each proposed nominee; (iii) the principal occupation of each proposed nominee; (iv) the number of shares of the Company owned by each proposed nominee; (v) the total number of shares that to the knowledge of the notifying shareholder will be voted for each proposed nominee; (vi) the name and residence address of the notifying shareholder; and (vii) the number of shares of the Company owned by the notifying shareholder.

Important Information for Shareholders Whose Stock Is Held in Street Name

If you hold your stock in street name, which means that your stock is held for you in a brokerage account and is not registered on our stock records in your own name, please tell your broker as soon as possible how to vote your shares to make sure that your broker votes your shares before the polls close at the meeting.  If your stock is held in street name, you do not have the direct right to vote your shares or revoke a proxy for your shares unless your broker gives you that right in writing.

Principal Owners of Our Common Stock

The following table provides you with information, to the best of our knowledge, about stock ownership by Directors, executive officers, and any person or group known by us to own beneficially more than 5% of our outstanding common stock.  The information is as of the Record Date.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage Ownership(2)
The AE & AT Farone Foundation, Inc. 620 Michigan Avenue NE, Washington, DC 20064	808,420	7.70%
Wilber National Bank (3) 245 Main Street, Oneonta, New York 13820	773,305	7.36%
Directors and Executive Officers
Brian R. Wright Director and Chairman of the Company and the Bank	3,433,600	32.69%
Alfred S. Whittet (4) Director and Vice Chairman of the Company and the Bank	12,000	*
Douglas C. Gulotty President & Chief Executive Officer and Director of the Company and the Bank	1,500	*
Mary C. Albrecht (5) Director of the Company and the Bank	2,000	*
Olon T. Archer (6) Director of the Company and the Bank	34,100	*
Thomas J. Davis Director of the Company and the Bank	12,000	*
Joseph P. Mirabito (7) Director of the Company and the Bank	77,000	*
James L. Seward Director of the Company and the Bank	1,600	*
Geoffrey A. Smith Director of the Company and the Bank	2,800	*
David F. Wilber, III (8) Director of the Company and the Bank	257,861	2.45%
Joseph E. Sutaris Executive V.P., Chief Financial Officer, Treasurer and Secretary of the Company and the Bank	200	*
Jeffrey C. Lord Regional President (of the Bank), Southern Tier and Hudson Valley	400	*
Benjamin C. Nesbitt (9) Senior Vice President, Bank Investments	1,200	*
Douglas S. Chesser (10) Senior Vice President and Senior Credit Officer of the Bank	4,992	*
All Company Directors and Executive Officers as a Group (14 persons)	3,841,253	36.57%

(1)
Under Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a person is considered a beneficial owner of a security if he / she has or shares voting power or investment power over the security or has the right to acquire beneficial ownership of the security within 60 days from the date of this filing.  "Voting Power" is the power to vote or direct the voting of shares.  "Investment Power" is the power to dispose or direct the disposition of shares.

(2)	There are 10,503,704 shares of the Company's stock issued and outstanding as of the Record Date. An asterick ("*") means that the percentage held is less than 1%.
(3)	The Bank acts as Trustee for these shares held for certain customers.
(4)	Mr. Whittet owns 7,200 shares directly. Mr. Whittet's spouse owns 4,800 shares.
(5)	Ms. Albrecht owns 1,000 shares directly. Ms. Albrecht's spouse owns 1,000 shares to which Ms. Albrecht disclaims beneficial ownership.
(6)	Mr. Archer owns 10,400 shares personally and 23,700 shares through a corporation in which he is a 100% owner.
(7)	Mr. Mirabito's spouse owns 76,360 shares solely and 640 shares jointly with Mr. Mirabito. Mr. Mirabito retains investment power over all shares to which he claims beneficial ownership.
(8)
Mr. Wilber owns 66,741 shares personally and 47,000 shares as a fiduciary.  Mr. Wilber's spouse owns 97,120 shares personally and 47,000 shares as a fiduciary.  Mr. Wilber disclaims beneficial ownership to his spouse's shares.

(9)	Mr. Nesbitt's spouse owns 1,200 shares to which Mr. Nesbitt disclaims beneficial.
(10)	Mr. Chesser owns 2,432 shares directly. Mr. Chesser's spouse owns 2,560 shares.

PROPOSAL I
FIXING THE NUMBER OF DIRECTORS AT TEN (10)

The Company’s Bylaws provide that the Board shall consist of not less than five (5) nor more than twenty-five (25) members, and that the number of Directors shall be fixed by the shareholders at the annual meeting.  Within the foregoing limits, the Board may from time to time fix the number of Directors, but may not raise or lower the number by more than two (2) between any two (2) successive annual meetings of the shareholders.  Vacancies on the Board, including vacancies resulting from an increase in the number of Directors, may be filled by a majority vote of the remaining members of the Board.

Our Board currently has ten (10) Directors, all of whom serve as Directors of both the Company and the Bank.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF FIXING THE NUMBER OF BOARD MEMBERS AT TEN (10).

PROPOSAL II
ELECTION OF DIRECTORS

Under the Company’s current Certificate of Incorporation and Bylaws, the Board is now classified into three classes - Class I consisting of four Directors, and Class II and Class III each consisting of three Directors.  The term for Class III Directors expires at this annual meeting.

At this meeting, shareholders are asked to elect three (3) Directors.  Shareholders elect Directors by a plurality of the votes cast, which means that the three (3) nominees with the highest vote totals will be elected.

Each of the nominees named below has consented to being named in this Proxy Statement and to serve, if elected.  If any nominee becomes unavailable for election for any presently unforeseen reason, the Board, as the holder of your proxy, will have the right to use its discretion to cast your votes for a substitute.  The Board recommends that you vote in favor of the three (3) nominees.

The Nominees and Continuing Directors

We are providing the following information regarding the nominees for election as Directors and those Directors whose terms will continue after the annual meeting.  There are no arrangements or understandings by which any Director was selected to serve as such. There are no family relationships among Directors and executive officers of the Company.  Ages are as of the Record Date.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF THESE THREE (3) NOMINEES.

The Nominees

Members of Class III, with a term expiring in 2011

Mary C. Albrecht, age 61, is the owner of MCA Consulting, delivering services to not-for-profit organizations endeavoring to improve their management, capabilities and accountability. Ms. Albrecht began this venture in 2005 after retiring from 35 years of leading non-profit organizations, and most recently served as Executive Director, from 1985 to 2005, of Opportunities for Otsego, Inc. She has been a Director of the Bank since 2001 and of the Company since April 2005.  Ms. Albrecht formerly served as Vice President and a Director of the New York State Community Action Association.  She also serves as a member of the Development Committee for the Oneonta Family YMCA, a volunteer for Executive Service Corps. and is active in community and church projects.

David F. Wilber, III, age 64, has been a Director of the Bank since 1970 and of the Company since 1982.  Since 1982, Mr. Wilber has been a real estate investor, and has owned several residential and commercial properties within and outside of the Company’s primary market area.  Mr. Wilber also served the Town of Oneonta as a Town Justice and on the Oneonta Town and Otsego County Planning Boards and is a past commissioner of the New York State Commission on Cable Television.  Mr. Wilber has served on the Boards of several local charitable foundations and is currently the President of the Jackson H. Fenner Foundation.

Alfred S. Whittet, age 64, served as President and Chief Executive Officer of the Company from 1998 until his retirement effective January 2, 2006.  Mr. Whittet joined the Bank in 1972, and held various positions including Chief Executive Officer and Vice Chairman of the Bank in 2005; President and Chief Executive Officer of the Bank from 1998 through 2004; President and Chief Operating Officer of the Bank from 1986 to 1998; and Executive Vice President, Secretary and Vice President. He has been a Director of the Bank since 1986 and of the Company since December 1997.  Mr. Whittet also assumed the role of Vice Chairman of the Bank’s Board in January 2005.

Mr. Whittet has served in various capacities with the New York Bankers Association, including Director and past Chair of the association’s group creditors and employee trusts insurance committee.  Mr. Whittet formerly served as Chairman of the New York Business Development Corporation Binghamton Regional Loan and Advisory Committee.  Mr. Whittet is a past Director and Chairman of the A.O. Fox Memorial Hospital in Oneonta, New York and the Oneonta Family Y.M.C.A.  He formerly served as Chairman of the Oneonta Family Y.M.C.A. Board of Trustees and was formerly on the Board of the A.O. Fox Memorial Hospital Foundation.

Continuing Directors

Members of Class I, with a term expiring in 2009

Thomas J. Davis, age 60, is a Certified Public Accountant who has been in private practice since 2004. He is also the Owner of Arnold - Davis LLC of Binghamton, New York, doing business as Harris Assembly Group, and a Vice President of Endicott Interconnect Technologies, Inc. of Endicott, New York.  Mr. Davis formerly served as a partner in the accounting firm of Piaker and Lyons of Vestal, New York from 1977 to 2002. He serves as a Trustee of the University of Scranton in Scranton, Pennsylvania, serves on the Board of Lourdes Hospital in Binghamton and is a member of the Greater Binghamton Coalition.
Mr. Davis is also the past Board Chairman of the Greater Binghamton Chamber of Commerce.

James L. Seward, age 56, was elected to the New York State Senate, 51st Senatorial District, in 1986.  He has been a Director of the Bank since 1988 and of the Company since April 2005.  He also serves as a Director for Pathfinder Village, a local agency that provides residency and care for adults with Down’s Syndrome; Glimmerglass Opera and the Catskill Symphony.  He currently serves as Chairman of the Senate Majority Task Force for Volunteer Emergency Services, Chairman of the Senate Standing Committee on Insurance and Majority Whip.  Other committees on which Senator Seward serves include Finance, Agriculture and Higher Education and Transportation.  He is also a former Milford Town Justice.

Geoffrey A. Smith, age 60, has been President and Chief Executive Officer of Medical Coaches, Inc. since 1972, a company headquartered in Oneonta, New York.  He has also been a Director of the Bank since 1996 and of the Company since April 2005.  Mr. Smith also serves on the Board of Directors of various companies, including Preferred Mutual Insurance Company; Wellness Enterprises of Gainesville, Florida (where he is Chairperson of the Board); Positive Impact Medical Waste System of Odessa, Texas and Sargent International of Orleans, Massachusetts.  Mr. Smith served as a Director of Oneonta Federal Savings & Loan Association, and later on the Advisory Board of Astoria Federal Savings and Loan.  Mr. Smith also serves on the Boards of the Dewar Foundation, Future for Oneonta Foundation, A.O. Fox Hospital Foundation and several other local charitable organizations.

Brian R. Wright, age 63, is Chairman of the Board of the Company and the Bank.  Mr. Wright became a Director of the Bank in 1976 and of the Company in 1982.  He was elected Chairman of the Bank in 1981 and of the Company in 1982. Mr. Wright is Special Counsel to the law firm of Hinman, Howard & Kattell, LLP in Binghamton, New York, and is a member of the New York and Florida Bar Associations, as well as the Broome

County Bar Association.  After serving 2 years as law clerk to U.S. District Court Judge C. Clyde Atkins, Mr. Wright served as an Assistant District Attorney for Broome County, New York from 1971 to 1973.  He is currently a trustee of Hartwick College, Oneonta, New York, and the Oneonta Family Y.M.C.A.  Mr. Wright is a Trustee of the Mayo Trust in White Plains, New York, and is a past Director of the National Soccer Hall of Fame in Oneonta, New York, the Lourdes Hospital Foundation in Binghamton, New York, and the Broome Community College Foundation, Inc. in Binghamton, New York.

Members of Class II, with a term expiring in 2010

Olon T. Archer, age 62, has been President of Archer Enterprises, Inc., a holding company for commercial real estate investments and retail flooring, since 1995.  He has been a Director of the Bank since 1997 and of the Company since April 2005.  He currently serves as the Chairman of the Bank’s and Company’s Audit Committee. A certified public accountant, Mr. Archer also served as a Director and Treasurer of A.O. Fox Memorial Hospital from 1995 to 2001.

Douglas C. Gulotty, age 45, has been employed at the Bank since 1985 and currently holds the positions, since January 2, 2006, of President and Chief Executive Officer of the Company and President of the Bank.  Prior to that, Mr. Gulotty was the President and Chief Operating Officer of the Bank from January 2005 until January 2006, after serving as Executive Vice President of the Bank from 2000 until December 2004. Prior to that, Mr. Gulotty served as Senior Vice President – Customer Delivery Division, Vice President - Retail and Commercial Loan Officer.  He also held the positions of Executive Vice President and Secretary of the Company from January 2005 until January 2006.  Mr. Gulotty has been a Director of the Bank since January 2005 and of the Company since April 2005.

Mr. Gulotty serves as a Trustee for Schenevus Central School, Schenevus, New York , as a Director of the Oneonta Family Y.M.C.A., and as a Director of Springbrook, Inc. (formerly known as The Upstate Home for Children, Inc.), a not-for-profit organization serving persons with developmental disorders. He is presently the President  and a director of the Otsego County Development  Corporation, a director of the New York Bankers Association and a director of the Otsego County Chamber of Commerce.

Joseph P. Mirabito, age 49, has served as President of the Mirabito Fuel Group since 1986.  He has been a Director of the Bank since 1995 and of the Company since April 2005.  Mr. Mirabito currently serves as a Trustee of the Tri-Town Regional Hospital in Sidney, New York and has served on the Board of Directors of Empire State Petroleum Association, since 2002, and Lemoyne College Board of Regents, since 2004.   He formerly served as a Director of the Otsego County Chamber of Commerce, and is currently President of the Greater Sidney Development Corp., a not-for-profit organization.

Executive Officers Who Are Not Directors

The Board elects executive officers for one-year terms and they serve at the pleasure of the Board. Provided below is certain information regarding the executive officer of the Bank who is not a Director or Director nominee.  His age is as of the Record Date.

Joseph E. Sutaris, age 40, has been employed with the Bank since 1995.  Mr. Sutaris was appointed to the position of Executive Vice President of the Company and the Bank in 2007 and has been the Chief Financial Officer since 2003.  Mr. Sutaris has also served as the Treasurer of the Company since 2004, Secretary of the Bank since 1998 and Secretary of the Company from 1998 to 2004, with his reappointment to that position in 2006.  He has been the Chief Financial Officer of the Company and the Bank since 2003 and Treasurer since 2004, Senior Vice President of the Bank since 2000 and Secretary of the Bank since 1998.  Mr. Sutaris previously served as Vice President of Planning and Finance and as Planning and Finance Officer of the Bank.

Mr. Sutaris serves as the Finance Committee Chairman, Treasurer and member of the Board of Directors of the National Soccer Hall of Fame, Oneonta, New York, and is a Trustee and the past Chairperson of the Oneonta Family Y.M.C.A . Mr. Sutaris also serves on the Advisory Board of Meridian Venture Partners II, L.P., Radnor, Pennsylvania, a Small Business Investment Company, in which the Bank is a limited partner.

CORPORATE GOVERNANCE

 Board of Directors

The Company’s Board of Directors sets strategic goals and policies that are implemented by management. The Board held thirteen meetings in fiscal 2007. All of the Directors attended at least 75% of the meetings of the Board and the committees on which they serve. The  Board has four committees – the Executive Committee, the Audit and Compliance Committee, the Compensation and Benefits Committee, and the Corporate Governance and Nominating Committee. The Reports of the Audit and Compliance Committee and the Compensation and Benefits Committee are included in this Corporate Governance discussion.

Executive Committee

The Executive Committee currently consists of Directors Wright (Chair), Archer, Gulotty, Smith, Wilber and Whittet. This committee’s purpose is to consider and evaluate certain confidential matters which may come before the Board and assist the Board with corporate strategies, as needed.  The Executive Committee met seven times in fiscal 2007.

Audit and Compliance Committee

The Audit and Compliance, or Audit Committee, which met five times in fiscal 2007, currently consists of Directors Archer (Chair), Albrecht, Davis (Vice Chair), Wilber and Seward.  The committee functions on matters related to the accounting, bookkeeping and auditing functions of the Company and the Bank and meets periodically with the Company’s independent registered public accounting firm to arrange for the audit of the Company’s annual financial statements and to review and evaluate recommendations made during the annual audit.  The Audit Committee also reviews, approves and supervises the internal auditing procedures and reviews the regulatory examinations of the Bank.  The Audit Committee operates under a charter which is posted and available on the Bank’s website (http://www.wilberbank.com) under the link ‘About Us.’

Compensation and Benefits Committee

The Compensation and Benefits, or Compensation Committee, which met three times in fiscal 2007, currently consists of Directors Smith (Chair), Albrecht, Mirabito, Wilber and Seward.  The committee functions on matters relating to salaries, incentive compensation and related benefits for Messrs. Gulotty and Sutaris, as well as the other 3 named executive officers.  In addition, the Compensation Committee sets Director fees to be paid for Board and committee meetings attended. The full Board of Directors of the Bank, which includes all members of the Company’s Board, reviews salary policies and general salary administration for all officers, employees and Directors of the Bank.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee, or Nominating Committee, which met two times in fiscal 2007, is comprised of Directors Wright (Chair), Archer, Davis, Smith and Mirabito. All members of the Nominating Committee meet the independence requirement of Amex®. This committee identifies, nominates and recruits Directors for election at the annual meetings. The Nominating Committee also administers the Code of Ethics applicable to senior management, and recommends the structure of the Board committees, subject to the approval of the full Board.  The Nominating Committee operates under a charter which is posted and available on the Bank’s website (http://www.wilberbank.com) under the link ‘About Us.’

Director Independence

Based upon our Directors’ responses to a questionnaire regarding employment and compensation history, family and other relationships with the Company and a review of the same by our Corporate Governance and Nominating Committee, our Board has determined that all of the Directors and nominees are “independent” as defined by the Amex® listing standard which is applicable to the Company, except for Director Whittet, by virtue of his recent employment relationship with the Company and the Bank, and Director Gulotty who is employed by the Company and the Bank.

In accordance with Amex® rules, independent members of the Board meet in executive session without the presence of non-independent directors and management of the Company at least annually.  The Board met three times in executive session during fiscal 2007.

Shareholder Communication with the Board of Directors

In furtherance of the Company’s desire to effectively communicate with our shareholders, our Board has implemented a process for shareholders to send communications to the Board.  All communications: (i) must be in writing; (ii) should indicate whether it is to be received by the entire Board or specified individual Directors; and (iii) should clearly and concisely state the question or issue.  The correspondence should be mailed or delivered to: The Wilber Corporation, Attention: Secretary, 245 Main Street, P.O. Box 430, Oneonta, New York 13820.

The Nominating Committee will consider persons recommended by shareholders of record entitled to vote for the election of Directors if timely written notice, in paper form, of the intent to make a nomination at a meeting of shareholders is received by the Company in accordance with its Bylaws, policies and applicable law.  A copy of the Company’s Bylaws is available to all shareholders of record upon request.  Shareholders who wish to suggest qualified candidates should write to: The Wilber Corporation, Attention: Secretary, at the address listed above. All recommendations should state, at minimum, the information set forth in this Proxy Statement under the caption “Director Nominations by Shareholders.”  The information submitted should also describe the nominee and indicate the nominee’s willingness to serve, if elected.

The Bank does not have a formal policy regarding Director attendance at the annual meeting. However, all Directors are encouraged to attend.  Last year, all but one of our Directors attended the annual meeting.

Audit Committee Report

In fulfillment of the requirements of the Securities and Exchange Commission (“SEC”) for disclosure in proxy materials relating to the functioning of audit committees, the Company’s Audit Committee has prepared the following report for inclusion in this Proxy Statement.

The Audit Committee is governed by a charter which specifies, among other things, the scope of its responsibilities and how those responsibilities are to be performed. The charter is reviewed on an annual basis, and may be modified to reflect recent law changes and regulatory requirements under the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).  In accordance with the rules of the Amex®, the listing standard applicable to the Company, the Audit Committee is comprised of the requisite number of members who are “independent” as defined by that listing standard.

In the performance of its obligations required by the SEC, the Audit Committee has: (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the Company’s independent registered public accounting firm the matters required to be discussed by professional standards, as may be modified or supplemented; (iii) received from the Company’s independent registered public accounting firms disclosures regarding their independence required by Independence Standard No.1, as may be modified or supplemented, and has discussed with them their independence; and (iv) considered the compatibility of non-audit services described below with maintaining auditor independence.

Based on the above, the Audit Committee recommended to the Company's Board that the audited financial statement be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the SEC.

Audit Committee
of
The Wilber Corporation
Olon T. Archer (Chair)
Thomas J. Davis (Vice Chair)
Mary C. Albrecht
James L. Seward
David F. Wilber III

Audit Committee Financial Expert

The members of the Audit Committee have experience in assessing the performance of companies, gained as members of the Company’s Board of Directors and Audit Committee, as well as by serving in various capacities in other companies or governmental agencies.  As a result, they each have an understanding of financial statements.  Directors Archer and Davis, both Certified Public Accountants, have each been determined by our Board of Directors to be an “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K of the Securities Act of 1933 and are independent, as defined by the Amex® and standards under Rule 10A-3 under the Securities Exchange Act of 1934.

Independent Registered Public Accounting Firm Fees

Pre-approval Policies and Procedures.

In accordance with rules adopted by the SEC to implement requirements of the Sarbanes-Oxley Act and the Audit Committee’s charter, all audit and audit-related services and all permitted non-audit work performed by the independent registered public accounting firm, KPMG LLP, must be pre-approved by the Audit Committee, including the proposed fees for such work.  The Audit Committee has adopted policies and procedures pursuant to which audit, audit-related and tax services, and all permissible non-audit services, are pre-approved, and is informed of each service actually rendered that was approved through its pre-approval process.  In addition, the Audit Committee has considered whether the non-audit services described below, if any, are compatible with maintaining the independence of the registered public accounting firm.

Audit and Non-Audit Fees.

The table set forth below presents fees for professional audit and non-audit services provided by KPMG LLP for the last two fiscal years.  Other miscellaneous audit fees paid to other professional audit firms are not included.

Type of Service	Fiscal 2007	Fiscal 2006
Audit Fees (1)	$277,000	$267,000
Audit Related Fees	0	0
Tax Fees (2)	32,835	40,210
All Other Fees	0	0
Total	$309,835	$307,210

(1)   Audit fees include fees for:  (i) the annual audit of the financial statements of the Company (including out-of-pocket expenses) for the fiscal years indicated, (ii) quarterly reviews of the Company's unaudited financial statements and (iii) the audit of internal controls over financial reporting.

(2) Tax fees consist of fees billed for services rendered for Federal and New York State tax return preparations, tax advice, tax planning and other tax compliance services.

Compensation Committee Report

Directors Geoffrey Smith (Chair), Mary C. Albrecht, Joseph P. Mirabito, James L. Seward and David F. Wilber III constitute the Company’s Compensation and Benefits Committee.  All of the Committee members are independent directors, as determined by the Board, and as such term is defined in the Amex® Company Guide.

The Committee is responsible for the development, oversight and administration of the Company’s compensation program. The Committee regularly reviews our compensation practices and policies and recommends to the Board of Directors the compensation and benefits for the Company’s Chief Executive Officer and Chief Financial Officer.  A charter that reflects these responsibilities, which the Committee and the Board periodically review and revise, governs the Committee.  A copy of the charter appears on the Company’s website at www.wilberbank.com under the link ‘About Us.’ The Committee met three times in 2007.

The Compensation and Benefits Committee works closely with the Company’s Chief Executive Officer and Senior Vice President of Human Resources and Development to implement our compensation program.  In addition, the Committee works in executive sessions without Company management present.  As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, in 2007, the Committee utilized the 2006 Compensation Survey from Clark Consulting and other regional information as resources for determining compensation levels for many positions within the Company, including the Chief Executive Officer, Chief Financial Officer, and other executive positions.

Compensation Decisions in 2007

The following discussion describes the Committee’s decisions regarding the compensation of Messrs. Gulotty and Sutaris, as well as Messrs. Lord, Chesser and Nesbitt, the three other most highly compensated officers, each of the Bank, whose salary and bonus exceeded $100,000 in fiscal year 2007.  These five officers are referred to in this report and in subsequent sections of this Proxy Statement as “named executive officers” of the Company.

In 2007, the Company increased Mr. Gulotty’s annual salary from $215,000 to $235,000 in accordance with his Employment Agreement. The Board of Directors concluded that this increase was in the Company’s best interests and appropriate to Mr. Gulotty’s position of Chief Executive Officer and his contributions to the Company.

Mr. Sutaris’ annual salary was increased from $150,000 to $162,000 pursuant to his Employment Agreement, in recognition of his responsibilities as Chief Financial Officer of a public company.

Mr. Lord’s annual salary was increased from $113,319 to $124,000. Mr. Lord manages the Company’s loan sales activities in the Southern Tier and Hudson Valley markets, creating quality assets and generating fee income for the Company.

Mr. Chesser’s 2007 annual salary was increased from $122,194 to $126,470. Mr. Chesser directed the Company’s loan underwriting, operations and compliance.

As a way to retain the services and contributions of Mr. Nesbitt while enabling the Company to plan for his replacement in advance of his actual full retirement, the Board of Directors and Mr. Nesbitt agreed that he would enter a period of phased retirement beginning January, 2007. As part of that agreement, Mr. Nesbitt’s annual salary was adjusted to $115,000, a decrease of 13% from the previous year’s salary of $132,068.  Beginning on October 1, Mr. Nesbitt’s work schedule was further reduced to 50% with another salary adjustment to $95,000. This period of phased retirement has been accompanied by a transfer of supervisory responsibilities for the trust and investment areas to the Senior Vice President/Senior Trust Officer.  This, and assistance from the Executive Vice President/Chief Financial Officer, has allowed Mr. Nesbitt ample time to continue to manage the Company’s investment portfolio.

Compensation Committee Interlocks and Insider Participation

The Bank has made loans to each member of the Compensation and Benefits Committee. All such loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral where applicable, as those prevailing at the time for comparable transactions with borrowers who are not related to the Bank, and did not involve more than normal risk of collectibility or present other unfavorable features.

There are no interlocking relationships involving Committee members or named executive officers of the Company, that require disclosure in this Proxy Statement under the Exchange Act or the rules promulgated by the SEC thereunder.

Compensation Committee Review and Discussion with Management

The Compensation and Benefits Committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis contained in this Proxy Statement. Based upon this review and discussion, the Committee recommended to the Company’s Board of Directors the inclusion of the Compensation Discussion and Analysis in this Proxy Statement.

Compensation and Benefits Committee
of
The Wilber Corporation

Geoffrey Smith (Chair)
Mary C. Albrecht
Joseph P. Mirabito
James L. Seward
David F. Wilber III

COMPENSATION

Director Compensation

In fiscal 2007, the Company maintained a Board of Directors comprised of ten members.  All of the Company’s current Directors serve on the Board of the Bank.  In fiscal 2007, three of the Directors of the Company and the Bank (Messrs. Whittet, Wilber and Wright), plus two other persons who are not Bank employees, comprised the Board of Wilber REIT, Inc. (“REIT”), a wholly owned subsidiary of the Bank. Provantage Funding Corporation, LLC (“Provantage”), another wholly owned Bank subsidiary, has a Board of Directors comprised of four Bank executives and one other individual who is not a Bank employee.

The Company’s Directors received an annual retainer of $2,400 in 2007 based upon their attendance in 2006 of   at least 75% of the Board meetings and the meetings of the committees on which they serve, plus fees for each Board and committee meeting they attend. The $2,400 annual retainer has been increased to $3,000 in 2008. Bank and REIT Directors also receive fees for Board and committee meetings attended, but do not receive an annual retainer for such meetings.  Directors who are full time employees do not receive an annual retainer or Board or committee fees.  Non-employee Directors of the Company and the Bank receive $700 per meeting and $300 for each Committee meeting of the Company and the Bank.  The Chair of each of the Committees of the Company’s Board and Bank’s Board receive $600 for each meeting he or she attends. The Chair of the Audit Committee receives an additional annual fee of $1,200, reflecting the responsibilities of his position.  REIT Directors receive a fee of $300 for each meeting they attend, with its Chair receiving $600 for each meeting.  Company and Bank Directors were able to defer a portion of their fees under a Deferred Fees Plan established in 2001.  Total compensation paid or earned in fiscal 2007 to all Directors of the Company, the Bank and REIT amounted to $244,400.  This amount includes fees paid to two REIT directors who are not officers or directors of the Company and the Bank and who are not included in the table below. In addition, each Bank Director receives $25,000 of term life insurance up through age 64, after which it decreases to $17,000.  Provantage directors who were not employees of the Bank were eligible to receive a fee of $300 for each meeting attended.

The following table presents information about the compensation paid to Directors in fiscal 2007.

DIRECTOR COMPENSATION 2007
Name	Fees Paid or Earned in Cash (1)	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other (3) Compensation	Total
	($)	($)	($)	($)	($)	($)
Mary C. Albrecht	28,100	0	0	0	0	74	28,174
Olon T. Archer	28,500	0	0	0	5,166	74	33,740
Thomas J. Davis	22,900	0	0	0	1,227	74	24,201
Joseph P. Mirabito	23,600	0	0	0	0	74	22,974
James L. Seward	26,300	0	0	0	0	74	26,374
Geoffrey A. Smith	28,600	0	0	0	4,930	74	33,604
Alfred S. Whittet (2)	27,200	0	0	0	849	74	28,123
David F. Wilber III	28,400	0	0	0	0	74	28,474
Brian R. Wright (2)	29,000	0	0	0	1,806	74	30,880

(1)
Includes fees deferred under the Directors’ Deferred Fees Plan.  This plan allows Directors of the Company and the Bank to elect to defer the receipt of their compensation to a future date.  Deferred fees are credited, together with interest accruing thereon, to a separate liability account.  The funds in these accounts are not segregated from the Bank’s general assets and participants have no rights against the Bank for any portion of their accounts except as general unsecured creditors. Interest is credited annually at a rate equal to the interest rate for a 5-year U.S. Treasury Note in effect January 1 of each year.  The balance of any account is payable to the Director, or to his designated beneficiaries, in a lump sum or in sixty (60) monthly installments, at the election of the Director. Payments begin on a date specified by the Director or upon his termination as a Director of the Bank, whichever is applicable. Five  (5) Directors participated in the plan during fiscal 2007.

(2)
Includes fees paid to Directors Whittet and Wright for attendance as non-voting participants at meetings of the Compensation and Benefits Committee and the Corporate Governance and Nominating Committee.

(3)	Represents life insurance premiums paid by the Company for the Directors.

Compensation Discussion and Analysis

This section provides a discussion and an analysis of our executive compensation philosophy, guidelines and programs. For a full understanding of the information presented, you should read and consider the following narrative discussion, together with the information in the tables below and the footnotes that accompany the tables, as well as the Compensation Committee Report included in this Proxy Statement. In this discussion, we refer to Messrs. Gulotty, Sutaris, Lord, Chesser and Nesbitt  as the Company’s “named executive officers.”

Compensation Philosophy

The Company has historically identified management’s primary responsibilities as: (i) operating the Bank in a safe and sound manner;(ii) preserving and optimizing the Bank’s capital funds; and (iii) annually improving shareholder returns. Although asset growth, market expansion, and long term strategic planning were within management’s purview, in past periods, these objectives did not predominate in the overall mix of management’s duties. Consistent with this perspective, the Company has traditionally provided cash compensation, in the form of salary and annual cash bonuses, in its executive compensation structure. In the same vein, asset growth-oriented, performance-based incentive compensation and equity-based compensation have not been components of the Company’s executive compensation programs.

During 2007, the Company’s Compensation and Benefits Committee, or, the Committee, continued to examine and consider the Company’s executive compensation philosophy in light of its strategic plan, which focuses on growing the Company’s asset base and broadening the Company’s geographic footprint. Several factors and developments prompted this action, including the Company becoming an SEC reporting securities issuer and the associated additional and complex compliance function (including Sarbanes-Oxley Act responsibilities), the difficult interest rate environment that has prevailed since 2002, the stagnant Central New York economy, and the need to attract and retain senior managers who can successfully meet the challenges presented by this business environment.

In 2007, the Compensation and Benefits Committee the Committee utilized the 2006 Compensation Survey from Clark Consulting, and other regional information as resources for determining compensation levels for many positions within the company including the Chief Executive Officer, Chief Financial Officer, and other executive positions.  Clark Consulting is the largest consulting firm serving the nation’s banking industry.  This firm enlists more than 70 consulting professionals, and has nearly 2,100 bank clients across the nation.  Salary and benefit information as of April 1, 2006 from approximately 200 financial institutions in the Northeast formed the basis of this survey.   The Committee also utilized an independent New York State peer group survey that included detailed salary and benefit information about the top ten paid individuals in each of nine (9) banks.

The Committee considered these surveys, and, upon the Committee’s recommendation, the Board of Directors adopted modifications to the Company’s compensation philosophy. Specifically, while retaining a focus on stewardship of the Bank’s capital and prudent banking practices, the Company expanded the scope of its compensation approach to include incentive and performance based compensation tied to asset growth, profitability, long-term shareholder value, franchise expansion, and other strategic opportunities. While the Company did not materially alter its existing compensation programs or adopt any new programs in 2007, it plans to implement the Incentive Plan in 2008, if approved by our shareholders at the annual meeting.

Compensation Program Guidelines

The Committee develops and administers the Company’s compensation program. As a component of this responsibility, the Committee has established the following guidelines for the Company’s current program:

●
Executive compensation should be determined by a committee composed entirely of independent Directors having sufficient resources to do its job, including access to independent, qualified experts and professional assistance.

●	The Company’s executive compensation program should reward executives for the safe, prudent and profitable operation of the Company and the improvement of shareholder value.

●
The Company’s executive compensation program should enable the Company to attract and retain talented senior executives who understand the role of a community-based commercial bank, share the Company’s business values and understand the mission of the Company.

●
The Company’s executive compensation program should consider executive performance in relation to all of the Company’s constituencies, including customers, employee shareholders and the communities it serves.

Components of Executive Compensation

The following components comprise the Company’s current executive compensation program:

Cash Compensation

The Company has traditionally employed cash compensation, consisting of annual salary and bonuses, as the primary component of its compensation program. While the Company considers the salaries and bonuses paid by comparable financial organizations when it establishes base salary levels and bonuses for executive officers, it does not benchmark by reference to any specific industry, market index or other measures. In making its decisions about annual salary and compensation for its executive officers, the Committee considers a number of quantitative and qualitative factors in addition to comparative salary and bonus data, including: (i) our overall financial and operational achievements, as well as the performance of the business or function for which the individual is responsible; (ii) the individual's experience and responsibilities; (iii) the individual's effectiveness in performing those responsibilities; (iv) the individual's role in leading or helping implement our short-term and long-term strategies; and (v) the market for individuals with  the relevant skills, experience and expertise.

Profit Sharing Plan

The Company maintains a Profit Sharing Plan for all of its employees. Under the plan, the Board of Directors, in its discretion, awards cash payments and/or contributions to the 401(k) plan accounts of participating employees based upon the Company’s achievement of profit levels established by the Board of Directors. The awards are computed as a percentage of employees’ earned wages and tied to their job grade level within the Company. The profit sharing feature of the Company’s 401(k) plan was added to the plan to serve as a replacement for the Company’s nonqualified Executive Deferred Compensation plan, which was frozen at the end of 2004.  The Compensation and Benefits Committee made awards in 2007 under the Profit Sharing Plan to all eligible employees.

Employment and Retention Bonus Agreements

The following discussion provides information regarding Employment, Retention Bonus and Incentive Agreements between the Company and the named executive officers. The information under the Potential Post-Employment Termination Payments Table in this Proxy Statement provides further details regarding the nature and amounts of potential payments to the named executive officers under their respective Employment and Retention Bonus Agreements.

Employment Agreements

The Bank has entered into Employment Agreements with Messrs. Gulotty and Sutaris which commenced on January 2, 2006 and extend through December 31, 2010, unless terminated sooner as provided in the agreements. The Employment Agreements are intended to secure these individuals’ continued employment with the Bank and provide them with a level of job security, free from the distractions inherent in at-will employment. During the terms of the agreements, Mr. Gulotty and Mr. Sutaris are guaranteed annual compensation of no less than $215,000 and $150,000 respectively. The agreements provide automobiles and related expense reimbursement to both executives and country club membership to Mr. Gulotty for business entertainment purposes.

Several events can cause a termination of the Employment Agreements, including: i) the executive’s death or inability to perform his duties because of disability that persists for defined periods; ii) the Bank’s discharge of the executive for cause, which includes the executive’s willful or gross misconduct, conviction of a felony, personal dishonesty, breach of fiduciary duty or violation of law that injures the Bank, willful neglect, failure or refusal to perform his duties, or conflict of interest; iii) the Bank’s discharge of the executive without cause; and iv) the executive’s resignation for good reason or other than for good reason. The Employment Agreements define good reason as the Bank’s reduction of the executive’s salary or benefits to amounts or levels less than the initial contractual amounts or reassignment to different positions.

The Employment Agreements provide that if Mr. Gulotty or Mr. Sutaris die, become disabled or resign from employment without good reason, or if the Bank discharges them for cause, the Bank must pay to them or their representatives accrued salary and benefits and the cash value of accrued sick leave and vacation pay. If Mr. Gulotty or Mr. Sutaris resign for good reason or are discharged without cause, then, in addition to the foregoing payments, the Bank must pay them their annual salary in effect upon termination of employment for a period of one year following the termination.

Under the Employment Agreements, Messrs. Gulotty and Sutaris may not disclose confidential information about the Bank to any other person or entity or use such information to the detriment of the Bank or its affiliates or for the benefit of a competitor. For a period of 12 months following termination of employment, the executives may not interfere with the relationship between the Bank and its affiliates with their employees, suppliers, agents or customers, or divert them to competitors. The Employment Agreements provide further that if their employment is terminated because of disability or for cause, or if they resign without good reason, Messrs. Gulotty and Sutaris may not, for a period of one year following employment termination, compete directly or indirectly with the Bank or any of its affiliates as an employee, officer, director, independent contractor, shareholder or consultant for any financial services firm, including, but not limited to companies engaged in lending, insurance or securities brokerage or services, or trust services having an office within 75 miles of Oneonta, New York.

Retention Bonus Agreements

The Bank has entered into Retention Bonus Agreements with key employees including all of the named executive officers. These agreements are designed to furnish an incentive for the executives to remain with the Company and/or the Bank if a change in control of either occurs. The Retention Bonus Agreements require the Bank to make certain payments to the executives in the event of a change in control of the Bank or the Company. In each of these agreements, "change of control" is generally defined to mean:(i) a transaction where a consolidation or merger of either the Company or the Bank occurs and neither is the surviving corporation, (ii) a transaction where the common shares of either the Company or the Bank are exchanged for cash, securities or other property, (iii) a transaction involving the sale, lease or exchange of all, or substantially all, of the assets of the Company or the Bank, (iv) a transaction where the shareholders of the Company approve a plan of liquidation, or (v) a transaction where any person other than the Company (and, in Messrs. Gulotty’s and Sutaris’ agreements, a person other than Brian R. Wright, his spouse or children)  becomes the beneficial owner of 50% or more of the Company’s or the Bank's outstanding common stock; and (vi) in Messrs. Gulotty’s and Sutaris’ agreements, during any period of two consecutive years, individuals who at the beginning of that period cease to constitute a majority of the Company’s or the Bank’s board of directors, unless the new directors are approved by a vote of two thirds of the directors who were in office at the beginning of the period.

The Retention Bonus Agreements provide to each of Messrs. Gulotty, Sutaris, Chesser, Nesbitt, and Lord a one-time lump sum bonus amount if they are employed in their current capacity upon the consummation of a change in control of the Bank or the Company or if their employment is terminated other than for cause (cause being defined as it is defined in the Employment Agreements) during the nine month period preceding consummation of the change in control. Mr. Gulotty's and Mr. Sutaris’ agreements provide them with a bonus amount equal to 200% and 150% respectively of their then current annual salary and Messrs. Chesser’s, Nesbitt’s, and Lord’s agreements provide for payments of 100% of their then current salaries. In the event a retention bonus payment would constitute a "parachute payment" as defined by the Internal Revenue Service, the severance payment shall be reduced to the largest amount possible without imposing an excise tax on the Company under Section 4999 of the Internal Revenue Code.

Under the Retention Bonus Agreements, if the executives voluntarily terminate their employment within 6 months of the date of consummation of the change in control, they are subject to competition restrictions substantially similar to those contained in the Employment Agreements. The restrictions apply to Mr. Gulotty and Mr. Sutaris for 1 year following termination of employment and to Messrs. Chesser, Nesbitt and Lord for 6 months following termination of employment.

Incentive Agreement

The Bank has entered into an Incentive Agreement with Mr. Lord which provides incentives for his performance as the Bank’s Senior Loan Officer. The incentives are based on several metrics, including percentages of quarterly increases in net loans, new loans booked by Mr. Lord and loan fee income.

Split-Dollar Life Insurance Plan

The Company provides a split-dollar life insurance plan for its senior officers.  Currently, 15 current and retired senior officers of the Company and the Bank participate in the plan, including the Company’s two previous Chief Executive Officers. The plan provides each participant a life insurance benefit during his or her employment with the Bank, a post-retirement benefit, as well as other benefits in the event of disability, change of control, resignation and termination. Eligibility is determined at the sole discretion of the Company's Compensation and Benefits Committee. The vested benefits are less for participants with less than five years of continuous service as a senior officer, as compared to participants with five or more years of continuous service as a senior officer.  Each of Messrs. Gulotty, Sutaris, Chesser, Nesbitt and Lord have five or more years of continuous service as a senior officer of the Company. The plan provides each participant's named beneficiary with a maximum fully- vested death benefit equaling 4 times the participant's most recent base salary (the same benefit as provided to the Bank's eligible full-time employees under the group term life insurance plan). Mr. Nesbitt’s, Mr. Chesser’s and Mr. Lord’s death benefits are each capped at the lesser of the net at risk amount available in the Bank-Owned Life Insurance policies held by the Company at the time of death or $500,000 each. Mr. Sutaris’ and Mr. Gulotty’s death benefits are capped at the lesser of the net at risk amounts available in the Bank-Owned Life Insurance policies held by the Company at the time of death or $600,000 and 700,000, respectively.

Retirement Benefits

The Company provides both qualified and nonqualified retirement benefits to its employees. Specifically, all of the named executive officers are participants in the Company’s Defined Benefit Retirement Plan, which was frozen in February 2006 and the Company’s 401(k) plan, to which the Company contributes.  The Company also offered a nonqualified Executive Deferred Compensation Plan that was frozen in 2004.  All of the named executive officers, except Mr. Nesbitt, have amounts held for their benefit in this plan, but may no longer defer salary or bonuses into the plan.  Detailed information about these benefits is set forth under the Non-Qualified Deferred Compensation Table and Pension Benefits Table in this Proxy Statement.

Policy on Recovery of Awards

The Company does not currently have a policy with respect to the recovery of awards when the performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment.

Executive Officer Compensation

The following table summarizes the total compensation paid or earned by each of the named executive officers for the fiscal year ended December 31, 2007.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings (2)	All Other Compensation (3)	Total
		($)	($)	($)	($)	($)	($)	($)	($)
Douglas C. Gulotty President and CEO of the Company & Bank	2007	235,000	0	0	0	0	14,114	25,197	274,311
	2006	215,000	0	0	0	0	19,881	12,845	247,726
	2005	179,900	20,000	0	0	0	n/a	n/a	199,900
Joseph E. Sutaris EVP, Chief Financial Officer of the Company & Bank	2007	162,000	0	0	0	0	3,146	15,025	180,171
	2006	150,000	0	0	0	0	5,286	n/a	155,286
	2005	125,000	12,000	0	0	0	n/a	n/a	137,000
Jeffrey C. Lord Regional President, Southern Tier and Hudson Valley of the Bank	2007	124,000	0	0	0	33,082 (1)	4,452	12,328	173,862
	2006	113,319	0	0	0	14,611	8,656	n/a	136,586
	2005	110,000	0	0	0	36,218	n/a	n/a	146,218
Benjamin C. Nesbitt SVP, Bank Investments of the Bank	2007	110,000	0	0	0	0	44,292	12,623	166,915
	2006	132,068	0	0	0	0	58,309	n/a	190,377
	2005	128,200	19,881	0	0	0	n/a	n/a	148,081
Douglas C. Chesser SVP, Sr. Loan Officer	2007	126,470	0	0	0	0	2,354	20,968	149,792
	2006	122,194	1,500	0	0	0	28,323	n/a	152,017
	2005	118,615	7,843	0	0	0	n/a	n/a	126,458

(1)	The Company paid this amount pursuant to Mr. Lord’s Incentive Agreement.
(2)
Reflects the increase in the actuarial present value in the lump sum payable of the defined benefit plan at October 1, 2007 and the lump sum payable at December 31, 2007 of the non-qualified deferred compensation plan for each of the named executive officers.

(3)
Includes the following amounts: Mr. Gulotty: $13,436 Company contribution to Mr. Gulotty’s 401(k) plan account, $3,861 automobile allowance, $297 imputed value under the BOLI, $1,478 country club membership fees, $4,971 payment for unused vacation pay; and $1,154 payment for a retroactive pay adjustment; Mr. Sutaris: $9,259 Company contribution to Mr. Sutaris’ 401(k) plan account, $4,282 automobile allowance, $215 imputed value under the BOLI, $577 payment for unused vacation pay; and $692 payment for a retroactive pay adjustment; Mr. Nesbitt: $7,556 Company contribution to Mr. Nesbitt’s 401(k) plan account, $2,898 automobile allowance, $711 imputed value under the BOLI, and $1,458 country club membership fees; Mr. Chesser: $7,447 Company contribution to Mr. Chesser’s 401(k) plan account, $1,885 automobile allowance, $570 imputed value under the BOLI, $1,458 country club membership fees, $6,689 payment for unused vacation pay and $2,919 payment for a retroactive pay adjustment; Mr. Lord: $8,193 Company contribution to Mr. Lord’s 401(k) plan account, $3,687 automobile allowance, $230 imputed value under the BOLI, $218 payment for unused vacation pay.

The following table includes information about the named executive officers’ benefits under the Company’s non-qualified deferred compensation plans.

2007 NON-QUALIFIED DEFERRED COMPENSATION
Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year (1)	Aggregate Withdrawals/ Distributions in Last Fiscal Year	Aggregate Balance at Last Fiscal Year End
	($)	($)	($)	($)	($)
Douglas C. Gulotty	0	0	1,107	0	56,764
Joseph E. Sutaris	0	0	-149	0	8,859
Jeffrey C. Lord	0	0	49	0	14,270
Benjamin C. Nesbitt	0	0	0	0	0
Douglas S. Chesser	0	0	-28,120	0	683,388

(1)
Represents earnings on contributions made by the named executive officers to the Bank’s Executive Officer Deferred Compensation Plan. In December 2004, the Board of Directors voted to freeze this plan commencing in fiscal year 2005. Under the deferred compensation plan, participating executive officers could elect to defer a portion of their annual bonus and earn a return on the deferred fund balance based upon the performance of the classes of eligible securities chosen by the participating officer. Eligible securities included: (i) U.S. Government debt obligations; or (ii) equities and debt instruments, including mutual funds, used as investments by the Trust Department of the Bank. Additionally, participants could elect to index their deferred amounts to the financial performance of the Company's common stock  ("phantom stock"). Participants could defer payment of the elected salary and bonus amounts for federal and state income taxes purposes and defer payment of taxes on capital appreciation and income earned on the "phantom stock" or underlying investments purchased for their account until withdrawal. The plan vested immediately and was not tied to long-term performance goals.  The Bank did not provide a matching benefit for participants. The participant's account is not held by the Bank in trust, escrow or similar fiduciary capacity.  Accordingly, neither the participant nor the participant's legal representative  have any right  against  the Bank or the Company  with  respect to any portion of the account,  except as a general  unsecured  creditor.  With notice to the Bank, as required by law, the participants may withdraw funds upon the termination of their employment, retirement or in the event of financial hardship.  The participants may upon notice, make withdrawals from their deferred compensation upon retirement or termination in: (i) a lump sum not later than 90-days after termination,  (ii) monthly installments for a designated number of months not to exceed 60 months; or (iii) any other method permitted by law.

The following table includes information about the named executive officers’ benefit under the Company’s pension plan.

2007 PENSION BENEFITS
Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year(1)
		(#)	($)	($)
Douglas C. Gulotty	New York State Banker Retirement System Volume Submitter Plan as Adopted by Wilber National Bank	19.7500	221,226	0
Joseph E. Sutaris	New York State Banker Retirement System Volume Submitter Plan as Adopted by Wilber National Bank	10.0833	56,008	0
Jeffrey C. Lord	New York State Banker Retirement System Volume Submitter Plan as Adopted by Wilber National Bank	9.8333	74,887	0
Benjamin C. Nesbitt	New York State Banker Retirement System Volume Submitter Plan as Adopted by Wilber National Bank	30.3333	752,976	0
Douglas S. Chesser	New York State Banker Retirement System Volume Submitter Plan as Adopted by Wilber National Bank	30.5000	518,282	0

(1)
Each of the named executive officers have accrued benefits in the Company’s defined benefit pension plan, which was frozen in February, 2006. The assumptions used to determine the present values of accumulated benefits under the defined benefit pension plan are set forth in Note 10 to the Company’s Consolidated Financial Statements.

The following table sets forth the nature and amounts of potential payments to each of the named executive officers upon termination of employment or a change in control of the Company.

POTENTIAL POST – EMPLOYMENT TERMINATION PAYMENTS
Name	Benefit (1)	Voluntary	For Cause	Without Cause	Death (2)	Change in Control – continue employment	Change in Control – terminate employment
		($)	($)	($)	($)	($)	($)
Douglas C. Gulotty	Severance Payment	235,000	0	235,000	700,000	470,000	578,462
	Health and Welfare	0	0	5,736	0	6,984	5,736
	Total	235,000	0	240,736	700,000	476,984	584,198
Joseph E. Sutaris	Severance Payment	162,000	0	162,000	600,000	243,000	317,769
	Health and Welfare	0	0	5,736	0	6,984	5,208
	Total	162,000	0	167,736	600,000	249,984	322,977
Jeffery C. Lord	Severance Payment	0	0	60,955	500,000	132,068	193,023
	Health and Welfare	0	0	5,736	0	6,984	5,208
	Total	0	0	66,691	500,000	139,052	198,231
Benjamin C. Nesbitt	Severance Payment	0	0	43,846	500,000	95,000	138,846
	Health and Welfare	0	0	5,736	0	6,984	5,208
	Total	0	0	49,582	500,000	101,984	144,054
Douglas S. Chesser	Severance Payment	0	0	58,371	500,000	126,470	151,092
	Health and Welfare	0	0	5,736	0	6,984	5,208
	Total	0	0	64,107	500,000	133,454	156,300

(1)	All values are as of 12/31/2007. Except for the death benefit, the stated benefits are provided under the respective named executive officers’ Employment Agreements and/or Retention Bonus Agreements.

(2)
Amounts are the maximum death benefit payable under the Split Dollar Insurance Plan. The benefit is payable upon death under the following circumstances: (i) executive is employed; (ii) executive retired on or after age 62 with age plus years of service equal to at least 70; (iii) disability; (iv) change in control of the Company; and (v) termination without cause with age plus years of service equal to at least 70.

PROPOSAL III

APPROVAL OF THE WILBER CORPORATION
2008 OMNIBUS INCENTIVE PLAN

The Company’s Board of Directors has adopted The Wilber Corporation 2008 Omnibus Incentive  Plan, subject to approval by a majority of the votes cast on this proposal. We have set forth below a summary of the material features of the Incentive Plan and our reasons for adopting the Incentive Plan and seeking the approval of our shareholders. The following summary is qualified in its entirety by the full text of the Incentive Plan document, which is included at the end of this proxy statement as Appendix A and is incorporated by reference into this proposal.

Why We Are Asking for Shareholder Approval

We are asking our shareholders to approve the Incentive Plan so that we will be able to grant  cash, stock, and stock-based awards to a select group of management, highly compensated employees and directors of the Company. Most of the companies with which we compete for directors and management-level employees are public companies that offer stock awards as part of their director and officer compensation packages. By approving the Incentive Plan, our shareholders will enable the Company  to offer a more competitive compensation package and attract and retain highly qualified directors, officers and employees. In addition, the value of the stock awards that we would grant under the Incentive Plan relates directly to the market price of our common stock. Adding stock awards to our compensation package would link the financial interest of our directors, officers and employees with the financial interest of our shareholders.

If We Do Not Receive Shareholder Approval, We Will Not Implement the Incentive Plan

Amex® rules require the approval of the Incentive Plan by a majority of the votes cast on this proposal. If we do not receive this approval, the Company will not be able to grant stock and stock-based awards under the Incentive Plan. In that event, we may consider other forms of compensation to assure that the compensation we offer officers, directors and employees are competitive with those of other publicly traded financial services companies with which we compete for directors and management-level employees.

Purpose of the Incentive Plan

The purposes of the Incentive Plan are to: i) promote the growth and profitability of  the Company by providing key officers, key employees, and directors of  the Company  and its affiliates with an incentive to achieve corporate objectives; ii)  to attract and retain individuals of outstanding competence; and  iii) provide such individuals with an equity interest in the Company and thereby directly connect their and our shareholders’ financial interests.

Description of the Incentive Plan

Administration

The Incentive Plan will be administered by the Compensation and Benefits Committee or a subcommittee thereof or any other committee designated by the Board.

Terms and Conditions of Incentive Plan Awards

The Compensation and Benefits Committee may, in its discretion, grant awards of up to a maximum of 500,000 shares of the Company’s common stock to eligible individuals. As of the Record Date, the aggregate fair market value of the maximum number of shares that may be granted under the Incentive Plan was $4,500,000 based on the closing sales price per share of the Company’s common stock of $9.00 on the Amex on that date. The Compensation and Benefits Committee may not grant more than 20,000 shares of the Company’s common stock to any eligible employee in any one year.

 If the Compensation and Benefits Committee, in its discretion, grants an award of the Company’s common stock to an eligible individual, it will also grant an award of cash compensation to that eligible individual to allow that person to pay the taxes that accrue upon the distribution of the shares granted. The Compensation and Benefits Committee may, in its discretion, grant additional cash awards to eligible individuals.

In granting stock, stock-based awards or cash, the Compensation and Benefits Committee may, in its discretion, condition the awards on the achievement of certain performance goals over specified periods of time. The performance measures that may be used by the Compensation and Benefits Committee for this purpose are listed in Section 8.1 of the Incentive Plan. The Compensation and Benefits Committee may, in its discretion, accelerate the vesting of any award if the specified performance goal is achieved.

Eligibility

Individuals that will be eligible to participate in the Incentive Plan include Directors, a select group of management and highly compensated employees of the Company and its subsidiaries (currently twenty-one [21] individuals). The Compensation and Benefits Committee may, from time to time, select from all eligible individuals, those individuals to whom awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each award. As of the date of this proxy statement, the Compensation and Benefits Committee has identified Messrs. Gulotty and Sutaris as eligible to receive awards.

Mergers and Other Events Affecting the Company’s Capitalization

In order to prevent dilution or enlargement of Participants’ rights under the Plan, the Compensation and Benefits Committee shall adjust the number of shares of common stock available under the Incentive Plan, the maximum limits on awards to individual officers and directors, and other value determinations under the Incentive Plan to reflect any merger, consolidation or business reorganization in which the Company is the surviving entity, and to reflect any stock split, reverse stock split, stock dividend or other event generally affecting the number of shares or the Company’s capitalization.

Termination or Amendment

The Compensation and Benefits Committee may at any time, in its discretion, amend, modify, suspend, or terminate the Incentive Plan and any award agreement in whole or in part, but it may not make a material amendment to the Incentive Plan without shareholder approval if shareholder approval is required by applicable law, regulation, or Amex® rule. No termination, amendment, suspension, or modification of the Incentive Plan or an award agreement may adversely affect in any material way any award previously granted under the Incentive Plan, without the written consent of the participant holding such award.

Federal Income Tax Consequences

The following discussion is intended to be a summary and is not a comprehensive description of the federal tax laws, regulations and policies affecting the Company and recipients of awards that may be granted under the Incentive Plan. Any descriptions of the provisions of any law, regulation or policy are qualified in their entirety by reference to the particular law, regulation or policy. Any change in applicable law or regulation or in the policies of various taxing authorities may have a significant effect on this summary. The Incentive Plan is not a qualified plan under Section 401(a) of the Internal Revenue Code.

The grant of stock awards and stock based awards under the Incentive Plan do not result in federal income tax consequences to either the Company or the award recipient at the time of the initial grant. As a general rule, once the award is vested and the shares subject to the award are distributed, the award recipient will generally be required to include in ordinary income, for the taxable year in which the vesting date occurs, an amount equal to the fair market value of the shares on the vesting date. The Company will generally be allowed to claim a deduction, for compensation expense, in a like amount. If dividends are paid on unvested shares held under the Incentive Plan, such dividend amounts will also be included in the ordinary income of the recipient. The Company will be allowed to claim a deduction for compensation expense for this amount as well.  If a cash award under the Incentive Plan is paid, such amounts will also be included in the ordinary income of the recipient. The Company will also be allowed to claim a deduction for compensation expense for the cash award paid.

Section 162(m) of the Internal Revenue Code limits the Company’s deductions for compensation in excess of $1 million per year for the chief executive officer and the certain other highly paid executives named in its proxy statement. Compensation amounts resulting from restricted stock awards will be subject to this deduction limitation if this amount of the restricted stock awards plus other compensation of the executive that is subject to the limit exceeds $1 million. No Company executive currently receives compensation subject to this limitation. We expect that the Compensation and benefits Committee will take these deduction limits into account in setting the size and the terms and conditions of restricted stock awards. However, the Compensation and Benefits Committee may decide to grant restricted stock awards, all or a portion of which will exceed the deduction limit.

The preceding statements are intended to summarize the general principles of current federal income tax law applicable to awards that may be granted under the Incentive Plan. State and local tax consequences may also be significant.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE WILBER CORPORATION 2008 OMNIBUS INCENTIVE PLAN.

Transactions with Directors and Executive Officers

Directors and executive officers of the Company and their associates were customers of, or had transactions with, the Company or the Bank or other subsidiaries in the ordinary course of business during 2006.  Additional transactions may be expected to take place in the future.  All outstanding loans to Directors and executive officers and their associates, commitments and sales, purchases and placements of investment securities and other financial instruments included in such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral where applicable, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectability or present other unfavorable features.

Each of these transactions and relationships was entered into on an arm's length basis.  Management of the Company believes that all amounts paid by the Company or the Bank in those transactions have been at competitive rates or prices.

Brian R. Wright, who is the Chairman of the Board, is serving as Special Counsel to the law firm of Hinman, Howard & Kattell, LLP.  During fiscal 2006, the Company, Bank and all other subsidiaries made payments to this firm for legal services in the aggregate amount of $339,390, which includes certain fees paid by the Bank on behalf of borrowers relating to loan closings handled by this law firm.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s Directors, executive officers (and one executive officer of the Bank), and persons who beneficially own more than 10% of any class of the Company’s equity securities to file with the SEC, initial reports of ownership within ten days after the reporting event, and reports of changes in ownership of the Company’s common stock generally by the second business day following the transaction.

To the Company’s knowledge, based upon a review of all reports furnished to the Company during fiscal year 2006 all Section 16(a) filing requirements applicable to its officers, Directors and greater than 10% beneficial owners were complied with by such persons, except Directors Albrecht and Davis who each untimely filed one Form 4 and Director Whittet, who untimely filed two Form 4’s.

OTHER BUSINESS

As of the date of this Proxy Statement, the Board does not know of any matter other than as indicated above that will come before the meeting.  In the event that any other matter properly comes before the meeting, the persons named in the enclosed proxy card will have discretionary authority to vote all proxies in accordance with their best judgment on such matters.

GENERAL

We are distributing our Annual Report for fiscal year 2007 with this Proxy Statement to shareholders of record on the Record Date. The Annual Report is not part of the proxy solicitation material.

If you submit a properly completed proxy card to the Company on the form distributed with this Proxy Statement, it will be voted if received before the voting is closed at the meeting.  The proxy will be voted in the manner directed on the proxy card.  If the proxy card is signed and returned but no directions are given, the proxy will be voted "FOR" fixing the number of Directors at ten (10), all of the Director nominees and for the approval of the Incentive Plan.

The cost of this Proxy Statement and the related proxy solicitation will be borne by the Company.  In addition, Directors, officers and regular employees of the Company may solicit proxies personally, by telephone or by other means without additional compensation.  The Company will, upon the request of brokers, dealers, banks and voting trustees, and their nominees, who were holders of record of shares of the Company’s capital stock or participants in depositories on the Record Date, bear their reasonable expenses for mailing copies of this Proxy Statement and accompanying Notice of Annual Meeting and the form of proxy card to the beneficial owners of such shares.

SHAREHOLDER PROPOSALS AT THE ANNUAL MEETING IN THE YEAR 2009

The Company's Board will establish the date for the 2009 Annual Meeting of Shareholders.  In order for a shareholder to be entitled, under the regulations of the SEC, to have a shareholder proposal included in the Company's Proxy Statement for the 2009 meeting, the proposal must be received by the Company at its principal executive offices, 245 Main Street, P.O. Box 430, Oneonta, New York, Attention: Joseph E. Sutaris, Secretary, at least 120 days in advance of the date in the year 2008 which corresponds to the date in the year 2008 when we first release this Proxy Statement to shareholders.  The shareholder must also satisfy the other requirements of SEC Rule 14a-8.  Note that this filing requirement is separate from the notice requirements described in this Proxy Statement regarding the advance notice that is required before a shareholder is permitted to offer a proposal for a vote at any annual meeting.

If additional copies of the 2008 Proxy Statement and 2007 Annual Report on Form 10-K are needed, please send a written request to Joseph E. Sutaris, Secretary, at our address stated above.  It may also be obtained through the Bank’s website at www.wilberbank.com.  The Form 10-K report is not a part of the proxy solicitation materials.

PLEASE SIGN, DATE AND MAIL YOUR PROXY NOW.

By Order of the Board of Directors

Joseph E. Sutaris
Secretary

Oneonta, New York
March 21, 2008

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Appendix A

2008 Omnibus Incentive Plan
The Wilber Corporation

Effective April 25, 2008

Appendix A

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Appendix A	1

Article 1. Establishment, Purpose, and Duration

1.1    Establishment. The Wilber Corporation, a New York corporation (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the 2008 Omnibus Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document.

The Plan permits the grant of Cash-Based Awards, Restricted Stock, Restricted Stock Units, Covered Employee Annual Incentive Awards, and Other Stock-Based Awards, other than Stock Options.

The Plan shall become effective upon shareholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

1.2    Purpose of the Plan. The purpose of the Plan is to provide a means whereby a select group of management or highly compensated Employees and Directors of the Company, an Affiliate or a Subsidiary develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. A further purpose of the Plan is to provide a means through which the Company may attract able individuals to become Employees or serve as Directors of the Company, an Affiliate or a Subsidiary and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.

1.3    Duration of the Plan. Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Effective Date. After the Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

Article 2. Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1	“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

2.2	“Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.3
“Award” means, individually or collectively, a grant under this Plan of Cash-Based Awards, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Covered Employee Annual Incentive Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.4
“Award Agreement” means either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written statement issued by the Company to a Participant describing the terms and provisions of such Award.

2.5	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6	“Board” or “Board of Directors” means the Board of Directors of the Company.

2	Appendix A

2.7	“Cash-Based Award” means an Award granted to a Participant as described in Article 7.

2.8	“Change of Control” means any of the following events:

(a)
there shall be consummated (i) any consolidation or merger of the Company or of Wilber National Bank (“WNB”) in which the Company or WNB is not the continuing or surviving corporation or pursuant to which Shares or WNB's Common Stock would be converted into cash, securities or other property, other than a merger of the Company or of WNB in which the holders of Shares or WNB's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company or of WNB; or

(b)	the stockholders of the Company or of WNB approved any plan or proposal for the liquidation or dissolution of the Company or of WNB; or

(c)
any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than the Company or Brian R. Wright, his spouse or his children, shall become the beneficial owner (as defined above) of 50% or more of the Shares, or

(d)
during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors of Company shall cease for any reason (other than due to inability to continue due to illness, death or reaching age of mandatory retirement) to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

2.9	“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

2.10
“Committee” means the Compensation and Benefits Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board.

2.11	“Company” means The Wilber Corporation, a New York corporation, and any successor thereto as provided in Article 15 herein.

2.12
“Consolidated Operating Earnings” means the consolidated earnings before income taxes of the Company, computed in accordance with generally accepted accounting principles, but shall exclude the effects of Extraordinary Items.

2.13	“Covered Employee” means a Participant who is a “covered employee,” as defined in Code Section 162(m) and the treasury regulations promulgated under Code Section 162(m), or any successor statute.

2.14	“Covered Employee Annual Incentive Award” means an Award granted to a Covered Employee as described in Article 9.

2.15	“Director” means any individual who is a member of the Board of Directors of the Company and who is not an Employee.

2.16	“Effective Date” has the meaning set forth in Section 1.1.

Appendix A	3

2.17	“Employee” means any employee of the Company, its Affiliates, and/or its Subsidiaries.

2.18	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.19
“Extraordinary Items” means (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting regulations or laws; or (iv) the effect of a merger or acquisition, all of which must be identified in the audited financial statements, including footnotes, or Management Discussion and Analysis section of the Company’s annual report.

2.20
“Fair Market Value” or “FMV” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share reported on the American Stock Exchange (“ASE”) or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, if the Shares are traded over the counter at the time a determination of its Fair Market Value is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of a Share on the most recent date on which Shares were publicly traded. In the event Shares are not publicly determined at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate. Such definition(s) of FMV shall be specified in each Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement, or payout of an Award.

2.21	“Full Value Award” means an Award that is settled by the issuance of Shares.

2.22
  “Insider” shall mean an individual who is, on the relevant date, an officer, or Director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.23	“Net Income” means the consolidated net income before taxes for the Plan Year, as reported in the Company’s annual report to shareholders or as otherwise reported to shareholders.

2.24	“Operating Cash Flow” means cash flow from operating activities as defined in SFAS Number 95, Statement of Cash Flows.

2.25	“Other Stock-Based Award” means an equity-based or equity-related Award, other than stock options, not otherwise described by the terms of this Plan, granted pursuant to Article 7.

2.26	“Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.27
“Performance-Based Compensation” means compensation under an Award that satisfies the requirements of Section 162(m) of the Code and the applicable treasury regulations thereunder for certain performance-based compensation paid to Covered Employees.

2.28
“Performance Measures” means measures as described in Article 9 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.29	“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

4	Appendix A

2.30
 “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 6.

2.31	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.32	“Plan” means The Wilber Corporation 2008 Omnibus Incentive Plan.

2.33	“Plan Year” means the calendar year.

2.34	“Restricted Stock” means an Award granted to a Participant pursuant to Article 6.

2.35	“Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 6, except no Shares are actually awarded to the Participant on the date of grant.

2.36	“Share” means a share of common stock of the Company, $.01 par value per share.

2.37
“Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise

2.38
“Third Party Service Provider” means any consultant, agent, advisor, or independent contractor who renders services to the Company, a Subsidiary, or an Affiliate that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

Article 3. Administration

3.1    General. The Committee shall be responsible for administering the Plan, subject to this Article 3 and the other provisions of the Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.2    Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan and any Award Agreement or other agreement or document ancillary to or in connection with the Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, and, subject to Article 14, adopting modifications and amendments to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate.

3.3    Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company, and/or its Subsidiaries and Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any

Appendix A	5

responsibility the Committee or such individuals may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee that is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

Article 4. Shares Subject to the Plan and Maximum Awards

4.1    Number of Shares Available for Awards. Subject to adjustment as provided in Section 4.4 herein, the maximum number of Shares available for issuance to Participants under the Plan (the “Share Authorization”) shall be Five Hundred Thousand (500,000)

4.2    Share Usage. Shares covered by an Award shall only be counted as used to the extent they are actually issued. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under the Plan. The maximum number of Shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as additional Restricted Stock, Restricted Stock Units, or Stock-Based Awards. The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.

 4.3    Annual Award Limits. Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under the Plan:

(a)
Restricted Stock or Restricted Stock Units: The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units in any one Plan Year to any one Participant shall be Twenty Thousand  (20,000) plus the amount of the Participant’s unused applicable Annual Award Limit for Restricted Stock or Restricted Stock Units as of the close of the previous Plan Year.

(b)
Cash-Based Awards: The maximum amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one Plan Year may not be less than forty percent (40%) and may not exceed sixty percent (60%) of the aggregate award.

(c)
Covered Employee Annual Incentive Award. The maximum aggregate amount awarded or credited in any one Plan Year with respect to a Covered Employee Annual Incentive Award shall be determined in accordance with Article 9.

(d)
Other Stock-Based Awards. The maximum aggregate grant with respect to other Stock-Based Awards pursuant to Section 7.2 in any one Plan Year to any one Participant shall be Twenty Thousand (20,000) minus the amount of Restricted Stock or Restricted Stock Units granted in that same Plan Year.

4.4    Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee,

6	Appendix A

in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under the Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

Subject to the provisions of Article 14, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

Article 5. Eligibility and Participation

5.1    Eligibility. Individuals eligible to participate in this Plan include a select group of management or highly compensated Employees and Directors of the Company, an Affiliate or a Subsidiary.

5.2    Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award.

Article 6. Restricted Stock and Restricted Stock Units

6.1    Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

6.2    Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

6.3    Transferability. Except as provided in this Plan or an Award Agreement, the Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Award Agreement or otherwise at any time by the Committee. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his lifetime only to such Participant, except as otherwise provided in an Award Agreement or at any time by the Committee.

6.4          Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or

Appendix A	7

restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 6, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.  Such payments shall be made at the time the Restricted Stock Units vest.

6.5          Certificate Legend. In addition to any legends placed on certificates pursuant to Section 6.4, each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in The Wilber Corporation 2008 Omnibus Incentive Plan, and in the associated Award Agreement. A copy of the Plan and such Award Agreement may be obtained from The Wilber Corporation.

6.6    Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

6.7    Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

6.8    Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 7. Cash-Based Awards and Other Stock-Based Awards

7.1    Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms, including the achievement of specific performance goals, as the Committee may determine.

7.2    Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the

8	Appendix A

value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

7.3    Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

7.4    Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.  The Cash-Based Award shall be granted and paid to the Participant within the first 60 days in the year following the year of performance.

7.5    Termination of Employment. The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an Award Agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

7.6    Nontransferability. Except as otherwise determined by the Committee, neither Cash-Based Awards nor Other Stock-Based Awards may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided by the Committee, a Participant’s rights under the Plan, if exercisable, shall be exercisable during his lifetime only by such Participant. With respect to those Cash-Based Awards or Other Stock-Based Awards, if any, that are permitted to be transferred to another individual, references in the Plan to exercise or payment of such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

Article 8. Performance Measures

8.1    Performance Measures. Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Measures set forth in this Article 8, the performance goals upon which the payment or vesting of an Award to a Covered Employee (other than a Covered Employee Annual Incentive Award awarded or credited pursuant to Article 9) that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a)	Net earnings or net income (before or after taxes);
(b)	Earnings per share;
(c)	Net sales or revenue growth;
(d)	Net asset growth;
(e)	Net operating profit;
(f)	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);
(g)	Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on equity);
(h)	Earnings before or after taxes, interest, depreciation, and/or amortization;
(i)	Gross or operating margins;
(j)	Productivity ratios;
(k)	Share price (including, but not limited to, growth measures and total shareholder return);

Appendix A	9

(l)	Expense targets;
(m)	Margins;
(n)	Operating efficiency;
(o)	Market share;
(p)	Customer satisfaction;
(q)	Working capital targets; and
(r)	Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (j) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 8.

8.2    Evaluation of Performance. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

8.3    Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

8.4    Committee Discretion. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 8.1.

Article 9. Covered Employee Annual Incentive Award

9.1    Establishment of Incentive Pool. The Committee may designate Covered Employees who are eligible to receive a monetary payment in any Plan Year based on a percentage of an incentive pool. The Committee shall allocate an incentive pool percentage to each designated Covered Employee for each Plan Year. In no event may the sum of the incentive pool percentages for all Covered Employees cannot exceed one hundred percent (100%) of the total pool.

9.2    Determination of Covered Employees’ Portions. As soon as possible after the determination of the incentive pool for a Plan Year, the Committee shall calculate each Covered Employee’s allocated portion of the incentive pool based upon the percentage established at the beginning of the Plan Year. Each Covered

10	Appendix A

Employee’s incentive award then shall be determined by the Committee based on the Covered Employee’s allocated portion of the incentive pool subject to adjustment in the sole discretion of the Committee. In no event may the portion of the incentive pool allocated to a Covered Employee be increased in any way, including as a result of the reduction of any other Covered Employee’s allocated portion. The Committee shall retain the discretion to adjust such Awards downward.

Article 10. Dividend Equivalents

Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee.  Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee.

Article 11. Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Article 12. Rights of Participants

12.1   Employment. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries, to terminate any Participant’s employment or service on the Board at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 14, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

12.2   Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

12.3           Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 13. Change of Control

13.1    Change of Control of the Company. Notwithstanding any other provision of this Plan to the contrary, the provisions of this Article 13 shall apply in the event of a Change of Control, unless otherwise determined by the Committee in connection with the grant of an Award as reflected in the applicable Award Agreement.

Upon a Change of Control all other then-outstanding Awards that are Service Vesting Awards shall vest in full and be free of restrictions, except to the extent that another Award meeting the requirements of Section 13.2 (a “Replacement Award”) is provided to the Participant pursuant to Section 4.4 to replace such Award (the

Appendix A	11

“Replaced Award”). The treatment of any other Awards shall be as determined by the Committee in connection with the grant thereof, as reflected in the applicable Award Agreement.

13.2    Replacement Awards. An Award shall meet the conditions of this Section 13.2 (and hence qualify as a Replacement Award) if: (i) it has a value at least equal to the value of the Replaced Award; (ii) it relates to publicly traded equity securities of the Company or its successor in the Change of Control or another entity that is affiliated with the Company or its successor following the Change of Control; and (iii) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change of Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 13.2 are satisfied shall be made by the Committee, as constituted immediately before the Change of Control, in its sole discretion.

13.3    Termination of Employment. Upon a termination of employment or termination of directorship of a Participant occurring in connection with or during the period of two (2) years after such Change of Control, other than for Cause all Replacement Awards held by the Participant shall become fully vested and (if applicable) exercisable and free of restrictions.

Article 14. Amendment, Modification, Suspension, and Termination

14.1    Amendment, Modification, Suspension, and Termination. Subject to Section 14.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Award Agreement in whole or in part; provided, however, that no material amendment of the Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

14.2    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

14.3    Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

Article 15. Withholding

 The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

Article 16. Successors
All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 17. General Provisions

12	Appendix A

17.1    Forfeiture Events.

(a)
The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

(b)
If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

17.2    Legend. The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

17.3    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

17.4    Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

17.5    Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

17.6    Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)
Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

17.7    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

Appendix A	13

17.8    Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

17.9    Employees Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees or Directors, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Affiliates and Subsidiaries shall be covered by the Plan;

(b)	Determine which Employees and/or the Directors outside the United States are eligible to participate in the Plan;

(c)	Modify the terms and conditions of any Award granted to Employees and/or Directors outside the United States to comply with applicable foreign laws;

(d)
Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Anysubplans and modifications to Plan terms and procedures established under this Section 17.9 by the Committee shall be attached to this Plan document as appendices; and

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

17.10    Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

17.11    Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any person acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

17.12    No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

17.13    Retirement and Welfare Plans. Neither Awards made under the Plan nor Shares or cash paid pursuant to such Awards, except pursuant to Covered Employee Annual Incentive Awards, may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless

14	Appendix A

such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

17.14    Nonexclusivity of the Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

17.15    No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

17.16    Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of New York, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

17.17    Indemnification. Subject to requirements of New York law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgement in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf, unless such loss, cost, liability, or expense is a result of his own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation of Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

* * * * *

IN WITNESS WHEREOF, the Company has executed this 2008 Omnibus Incentive Plan as of the day and year first above written.

THE WILBER CORPORATION

by:
[Name]
[Title]

☒	PLEASE MARK VOTES	REVOCABLE PROXY
	AS IN THIS EXAMPLE	THE WILBER CORPORATION

			For	Against	Abstain
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS		1. Fixing the number of directors at ten (10).	☐	☐	☐
   The undersigned hereby appoints the Board of Directors of The Wilber Corporation, or their successors in office, Proxies, with full power of substitution, to represent and vote all the shares of common stock of The Wilber Corporation held of record by the undersigned on March 10, 2008 at the annual meeting of shareholders to be held on April 25, 2008 at 10:00 a.m. at the Holiday Inn Oneonta, 5206 State Highway 23, Oneonta, New York 13820, upon the matters described in the accompanying Proxy Statement and upon other business that may properly come before the meeting or any adjournment thereof. Said Proxies are directed to vote or refrain from voting as marked hereon upon the matters listed herein, and otherwise in their discretion.

			For	With- hold	For All Except
		2. Election of Directors	☐	☐	☐
Mary C. Albrecht, Alfred S. Whittet and David F. Wilber, III

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

			For	Against	Abstain
		3. Approval of The Wilber Corporation 2008 Omnibus Incentive Plan.	☐	☐	☐

THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.
PLEASE DATE, SIGN AND RETURN IN THE ENCLOSED
POSTAGE-PAID ENVELOPE

   THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR JUDGMENT AND DISCRETION. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ALL OF THE PROPOSALS. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

Please be sure to sign and date	DATE
this Proxy in the box below.

Shareholder sign above	Co-holder (if any) sign above
Ç			Ç

Ã Detach above card, sign, date and mail in postage paid envelope provided.  Ã

THE WILBER CORPORATION

Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE ACT PROMPTLY – SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.